UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
APARTMENT TRUST OF AMERICA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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4901 Dickens Rd., Ste. 101

Richmond, Virginia 23230

(804) 237-1335 main

(804) 237-1345 fax

www.atareit.com

April 27, 2012

Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to attend the 2012 Annual Meeting of Stockholders of Apartment Trust of America, Inc., to be held on June 26, 2012 at 10:00 a.m. local time, at our offices at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230. We look forward to your attendance.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be acted upon by our stockholders. A report on the status of our business and portfolio of properties also will be presented at the 2012 Annual Meeting of Stockholders, and our stockholders will have an opportunity to ask questions.

Your vote is very important. Regardless of the number of shares of our common stock you own, it is very important that your shares be represented at the 2012 Annual Meeting of Stockholders. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE 2012 ANNUAL MEETING OF STOCKHOLDERS IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the accompanying proxy card and returning it via fax to 1-781-633-4306 or in the accompanying self-addressed postage-paid return envelope. You also may authorize a proxy via the Internet at www.eproxy.com/ata or by telephone by dialing toll-free 1-866-977-7699. Please follow the directions provided in the proxy statement. This will not prevent you from voting in person at the 2012 Annual Meeting of Stockholders, but will assure that your vote will be counted if you are unable to attend the 2012 Annual Meeting of Stockholders.

YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER, AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, OUR COMPANY.

Sincerely,

Stanley J. Olander, Jr.

Chief Executive Officer and Chairman of the Board of Directors

4901 Dickens Rd., Ste. 101

Richmond, Virginia 23230

(804) 237-1335 main

(804) 237-1345 fax

www.atareit.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 26, 2012

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders of Apartment Trust of America, Inc., a Maryland corporation, will be held on June 26, 2012 at 10:00 a.m. local time, at our offices at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230 for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

1.	to elect five directors, each to hold office for a one-year term expiring at the 2013 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies;

2.	to vote to approve, on a non-binding advisory basis, a resolution approving the compensation of our named executive officer as disclosed pursuant to Item 402 of Regulation S-K;

3.	to vote to approve, on a non-binding advisory basis, the frequency of a non-binding advisory vote on named executive officer compensation; and

4.	to transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

These proposals are discussed in the following pages, which are made part of this notice. Our stockholders of record on April 20, 2012 are entitled to vote at the 2012 Annual Meeting of Stockholders of Apartment Trust of America, Inc. The list of stockholders entitled to vote will be available for inspection at the offices of Apartment Trust of America, Inc., 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, for the ten-day period immediately preceding the 2012 Annual Meeting of Stockholders. We reserve the right, in our sole discretion, to adjourn or postpone the 2012 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 26, 2012:

The proxy statement and annual report to stockholders are available at www.eproxy.com/ata.

You may obtain directions to attend the 2012 Annual Meeting of Stockholders of Apartment Trust of America, Inc. by calling 1-804-237-1335.

Please sign and date the accompanying proxy card and return it promptly by fax to 1-781-633-4306 or in the accompanying self-addressed postage-paid return envelope whether or not you plan to attend. You also may authorize a proxy electronically via the Internet at www.eproxy.com/ata or by telephone by dialing toll-free 1-866-977-7699. Instructions are included with the proxy card. If you attend the 2012 Annual Meeting of Stockholders, you may vote in person if you wish, even if you previously have returned your proxy card or authorized a proxy electronically. You may revoke your proxy at any time prior to its exercise.

Sincerely,

Stanley J. Olander, Jr.

Chief Executive Officer and Chairman of the Board of Directors

i

APARTMENT TRUST OF AMERICA, INC.

4901 Dickens Road, Suite 101

Richmond, Virginia 23230

Telephone: (804) 237-1335

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Apartment Trust of America, Inc., or Apartment Trust of America, for use in voting at the 2012 Annual Meeting of Stockholders, or the annual meeting, to be held on June 26, 2012 at 10:00 a.m. local time, at our offices at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, and at any adjournment or postponement thereof, for the purposes set forth in the attached notice. The proxy solicitation materials are being mailed to stockholders on or about April 27, 2012.

About the Meeting

What is the purpose of the annual meeting?

At the annual meeting, stockholders will vote to: (i) elect five directors, each to hold office for a one-year term expiring at the 2012 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies; (ii) approve, on a non-binding advisory basis, a resolution approving the compensation of our named executive officer as disclosed pursuant to Item 402 of Regulation S-K; (iii) approve, on a non-binding advisory basis, the frequency of a non-binding advisory vote on named executive officer compensation; and (iv) transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Management will report on the status of our business and our portfolio of properties, and will respond to questions from stockholders. As of the date of this proxy statement, representatives from Ernst & Young, LLP, or Ernst & Young, or our independent registered public accounting firm, are expected to be present at the annual meeting. They will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

What is the Board of Directors’ voting recommendation?

Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends that you vote your shares (i) “FOR ALL NOMINEES” to our Board of Directors; (ii) “FOR” the advisory vote to approve the named executive officer compensation as disclosed pursuant to Item 402 of Regulation S-K, and (iii) to recommend that an advisory vote to approve, on an advisory basis, named executive officer compensation be held “EVERY THREE YEARS.” No director has informed us that he or she intends to oppose any action intended to be taken by us.

What happens if additional proposals are presented at the annual meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If other matters are presented and you are authorizing a proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on April 20, 2012, or the record date, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they hold on that date at the annual meeting or any postponements or adjournments of the annual meeting. As of the record date, we had 20,013,560 shares of our common stock issued and outstanding and entitled to vote. Each outstanding share of our common stock entitles its holder to cast one vote on each proposal to be voted on.

What constitutes a quorum?

If 50.0% of the shares outstanding of our common stock on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote my shares at the annual meeting?

Authorizing a Proxy by Mail — Stockholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by 10:00 a.m. Eastern Daylight Time on June 26, 2012.

Authorizing a Proxy by Fax — Stockholders may authorize a proxy by completing the accompanying proxy card and faxing it to 1-781-633-4306 until 10:00 a.m. Eastern Daylight Time on June 26, 2012.

Authorizing a Proxy by Telephone — Stockholders may authorize a proxy by telephone by dialing toll-free at 1-866-977-7699 until 11:59 p.m. Eastern Daylight Time on June 25, 2012.

Authorizing a Proxy by Internet — Stockholders may authorize a proxy electronically using the Internet at www.eproxy.com/ata until 11:59 p.m. Eastern Daylight Time on June 25, 2012.

Can I revoke my proxy after I return my proxy card or after I authorize a proxy by telephone, fax or over the Internet?

If you are a stockholder of record as of April 20, 2012, you may revoke your proxy at any time before the proxy is exercised at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted by telephone, fax or over the Internet, you may simply authorize a proxy again at a later date using the same procedure set forth above, but before the deadline for telephone, fax or Internet proxy authorization, in which case the later submitted proxy will be recorded and the earlier proxy revoked.

If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

What vote is required to approve each of the proposals?

To elect the director nominees, the affirmative vote of a majority of the shares of our common stock present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. Abstentions and broker non-votes will count as votes against the proposal to elect the director nominees.

The advisory resolutions are non-binding on us and our Board of Directors.

With respect to the advisory resolution regarding the compensation of our named executive officer, although this proposal relates to a non-binding, advisory vote, our Board of Directors will carefully consider the outcome of the vote. In counting votes on this advisory resolution, abstentions will be counted as votes “against” the matter and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect. To the extent there are a significant number of negative votes or abstentions on this resolution, we would expect to initiate procedures to better understand the concerns that influenced the resolution. Our Board of Directors will consider constructive feedback obtained through this process in making future decisions about named executive officer compensation programs.

With respect to the advisory resolution regarding the frequency of the stockholder vote to solicit support for our named executive officer compensation, because this proposal relates to a non-binding, advisory vote, there is no “required vote” that would constitute approval. Our Board of Directors will carefully consider the outcome of the vote when making its decision regarding the frequency of future advisory votes on named executive officer compensation. In counting votes on this advisory resolution, abstentions and broker non-votes are disregarded. However, because this vote is advisory and not binding, our Board of Directors may decide that it is in the best interests of us and our stockholders to hold future advisory votes on named executive officer compensation more or less frequently than the alternative that has been selected by our stockholders.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposals can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at the annual meeting to constitute a quorum. AS A RESULT, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder proxies. We encourage you to participate in the governance of Apartment Trust of America and welcome your attendance at the annual meeting.

Who will bear the costs of soliciting proxies for the meeting?

Apartment Trust of America will bear the entire cost of the solicitation of proxies from its stockholders. We have retained DST Systems, Inc. to assist us in connection with the solicitation of proxies for the annual meeting. We expect to pay approximately $30,000 for such services and postage. In addition to the mailing of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Who should I call if I have any questions?

If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact DST Systems, Inc. at 1-888-360-9919.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Background

Our Board of Directors currently consists of five directors. Our charter and bylaws provide for a minimum of three and a maximum of 15 directors and that our directors each serve a term of one year, but may be re-elected. Our Board of Directors has nominated the following individuals, each for a term of office commencing on the date of the 2012 Annual Meeting of Stockholders of Apartment Trust of America and ending on the date of the 2013 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies.

Stanley J. Olander, Jr.

Andrea R. Biller

Glenn W. Bunting, Jr. (Independent)

Robert A. Gary, IV (Independent)

Richard S. Johnson (Independent)

Each of Messrs. Olander, Bunting, Gary and Johnson and Ms. Biller currently serves as a member of our Board of Directors.

Unless otherwise instructed on the proxy, the shares represented by proxies will be voted FOR ALL NOMINEES for director named herein. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he or she will serve on our Board of Directors for a one-year term ending on the date of the 2013 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualifies. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by our Board of Directors. We are not aware of any family relationship among any of the nominees to become directors or executive officers of Apartment Trust of America. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her election as a director, except that such nominees have agreed to serve as our directors if elected.

Board Membership Criteria

Our Board of Directors annually reviews the appropriate experience, skills and characteristics required of board members in the context of the then-current membership of the board. This assessment includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills, such as an understanding of the real estate and real estate finance industry, or legal, accounting or financial management expertise. In considering possible candidates for election as a director, our Board of Directors is guided by the principle that each director should: (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to be able to offer advice and guidance to management; (iv) have sufficient time available to devote to our affairs; (v) represent the long-term interests of our stockholders as a whole; and (vi) represent a diversity of background and experience.

Other considerations in director nominations include the candidate’s independence from conflict with our company, and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of time in preparation for those meetings. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire and manage.

In addition to the qualities noted above, in considering possible candidates for election as a director, the Board of Directors seeks individuals who:

•	understand our business and corporate structure, have knowledge of key competitors and markets, and can assist with the formulation of corporate strategies;

•	can enhance our company’s relationships with our investors and other sources of capital; and

•	understand finance matters, financial statements and the audit process, legal issues and public reporting.

Selection of Directors

Unless otherwise provided by our charter or Maryland law, our Board of Directors is responsible for selecting its own nominees and recommending them for election by the stockholders. All director nominees stand for election by the stockholders annually. Our Board of Directors will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below. In evaluating the persons recommended as potential directors, our Board of Directors will consider each candidate without regard to the source of the recommendation and take into account those factors that they determine are relevant. Stockholders may directly nominate potential directors by satisfying the procedural requirements for such nomination as provided in Article II, Section 2.12 of our bylaws.

Information about Director Nominees

Stanley J. (“Jay”) Olander, Jr., age 57, has been the Chief Executive Officer and a director of our company since December 2005. Since December 2006, he has served as Chairman of the Board of Directors, and from April 2007 to March 2010, he served as our President. Mr. Olander also served as our Chief Financial Officer from November 2010 to June 2011. Since January 2006, Mr. Olander has served as a managing member of ROC REIT Advisors, LLC, or ROC REIT Advisors, or our advisor. From December 2005 until November 2010, he served as Chief Executive Officer of Grubb & Ellis Apartment REIT Advisor, LLC, or our Former Advisor, and from April 2007 until November 2010, he served as the President of our Former Advisor. From December 2007 until November 2010, Mr. Olander served as the Executive Vice President, Multifamily Division of Grubb & Ellis Company, our former sponsor, where he also served in various capacities within the organization from December 2005 until November 2010, including serving as Chief Executive Officer, President and Chairman of the Board of Directors of Grubb & Ellis Residential Management, Inc. from August 2007 until November 2010. From 1996 until April 2005, Mr. Olander served as President and Chief Financial Officer and a member of the Board of Directors of Cornerstone Realty Income Trust, Inc., or Cornerstone, a publicly traded apartment REIT listed on the New York Stock Exchange with a market capitalization of approximately $1.5 billion. In 2005, Mr. Olander oversaw the sale of Cornerstone. Mr. Olander has been responsible for the acquisition and financing of approximately 50,000 apartment units during his career. Mr. Olander received a B.S. degree in Business Administration from Radford University and an M.A. degree in Real Estate and Urban Land Development from Virginia Commonwealth University. The Board of Directors selected Mr. Olander to serve as a director because he serves as our Chief Executive Officer and has previously served as the president and chief financial officer of a publicly traded apartment REIT. Mr. Olander has expansive knowledge of the real estate and multi-family housing industries and relationships with chief executives and other senior management at real estate, multi-family development and investment companies, as well as financial lending institutions. The Board of Directors believes that Mr. Olander brings strong operational and financial expertise to the board.

Andrea R. Biller, age 62, has been a director since June 2008 and previously served as the Secretary of our company from April 2009 to October 2010 and from January 2006 until February 2009. She served as the General Counsel of our Former Advisor from December 2005 until October 2010. Ms. Biller served as the General Counsel, Executive Vice President and Secretary of Grubb & Ellis Company, our former sponsor, from December 2007 until October 2010, having served in various capacities within the organization from March 2003 until October 2010, including serving as the Executive Vice President and Secretary of Grubb & Ellis Equity Advisors, LLC and as the Secretary of Grubb & Ellis Residential Management, Inc. She served as the President of Grubb & Ellis Apartment Management, LLC from January 2010 until October 2010. Ms. Biller also served as the Executive Vice President and Secretary of Grubb & Ellis Healthcare REIT II, Inc. from January 2009 until October 2010 and the Executive Vice President and Secretary of Grubb & Ellis Healthcare REIT, Inc. (now known as Healthcare Trust of America, Inc.) from April 2006 until July 2009. Ms. Biller also served as the Secretary and Executive Vice President of G REIT, Inc. from June 2004 and December 2005, respectively, until

January 2008, and as the Secretary of T REIT, Inc. from May 2004 until July 2007. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the Securities and Exchange Commission, or SEC, from 1995 to 2000, including two years as special counsel for the Division of Corporation Finance. Ms. Biller received a B.A. degree in Psychology from Washington University, an M.A. degree in Psychology from Glassboro State University and a J.D. degree from George Mason University School of Law, where she graduated with distinction. Ms. Biller is a member of the California and Virginia State Bar Associations and the District of Columbia Bar Association. The Board of Directors selected Ms. Biller to serve as a director because she has served in various executive capacities with Grubb & Ellis Company, our former sponsor, and has also served as an executive officer of numerous other non-traded REITs and real estate investment programs. She has significant knowledge of, and relationships within, the real estate and non-traded REIT industries, as well as governmental and regulatory authorities due in part to the years she worked at the SEC and as legal counsel to many companies. The Board of Directors believes that her legal and executive experience will bring a unique and valuable perspective to the board.

Glenn W. Bunting, Jr., age 67, has been an independent director since December 2005. He was President of American KB Properties, Inc., which developed and managed shopping centers, from 1985 until mid-2010. He has been President of G. B. Realty Corporation, which brokers shopping centers and apartment communities, since 1980. Mr. Bunting is a current director of Apple REIT Seven, Inc. and Apple REIT Eight, Inc., where he also serves on the audit, executive and compensation committees of each board. From 2005 until May 2007 and 2005 until October 2007, Mr. Bunting also served as a director and member of the executive and compensation committees of Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc., respectively. He also previously served as a director of Cornerstone from 1993 to 2005, where he served on that company’s audit committee. Mr. Bunting received a B.S. degree in Business Administration from Campbell University. The Board of Directors selected Mr. Bunting to serve as a director due to his knowledge of the real estate and publicly registered non-traded REIT industry and his service on the boards of directors of several non-traded REITs. The Board of Directors believes that Mr. Bunting’s publicly registered non-traded REIT experience will result in assisting us in developing our long-term strategy.

Robert A. Gary, IV, age 58, has been an independent director since December 2005. He is the chairperson and financial expert for our company’s audit committee. Mr. Gary co-founded Keiter, Stephens, Hurst, Gary & Shreaves, PC, which is an independent certified public accounting firm based in Richmond, Virginia, in 1978, where he has worked since its formation. His practice areas include employee benefits and executive compensation; estate planning and administration; and general business consulting, including strategic planning, start-ups, and business plan development. Mr. Gary previously served as a director of Cornerstone, from 2003 to 2005, where he also served as chairman of that company’s audit committee. He received a B.S. in Accounting from Wake Forest University and an M.B.A. from the University of Virginia’s Darden School. Mr. Gary is a Certified Public Accountant and a Certified Information Technology Professional and a member of the American Institute of Certified Public Accountants and the Virginia Society of Certified Public Accountants. The Board of Directors selected Mr. Gary to serve as a director due to his financial and accounting expertise, particularly in the apartment REIT industry. The Board of Directors believes that his experience as a partner at a public accounting firm, as well as his previous role as a director and audit committee chairman of a publicly traded apartment REIT, will bring value to the Board of Directors.

Richard S. Johnson, age 62, has been an independent director since September 2009. Since December 2002, he has also served as President and Chief Executive Officer, and since May 2010, Chairman, of The Wilton Companies and its subsidiaries, which own, manage and operate a portfolio of real estate investment assets located in Virginia and North Carolina. From 1985 to December 2002, Mr. Johnson served as President of Southern Financial Corporation of Virginia, President of Southern Financial Title Corporation and co-owner of General Land Company of Virginia, Inc. Mr. Johnson is a member of the board of directors, audit committee and investment committee of First Community Bancshares, Inc. and First Community Bank, N.A. He also serves as a member of the board of directors of Fidelity Group, LLC, a member of the board of trustees of the University of Richmond, a Director Emeritus of Ducks Unlimited, Inc. and as Chairman of the Board and Chairman of the Executive Committee of the Economic Development Authority of the City of Richmond, Virginia. Mr. Johnson received a B.S. degree in Business Administration from the University of Richmond and a Master of Science degree from Virginia Commonwealth University. The Board of Directors selected Mr. Johnson to serve as a director due to his extensive experience in operating and managing real estate investment portfolios and serving as a director and audit committee member of a publicly traded company. He also has significant knowledge of, and relationships within, the real estate investment management and financial industries. Our Board of Directors believes that his prior experience will bring strong real estate and financial expertise to our operations and to the Board of Directors.

Our Board of Directors recommends a vote FOR ALL NOMINEES for election as directors.

EXECUTIVE OFFICERS

Information regarding our executive officers is set forth below.

For biographical information regarding Mr. Olander, our Chief Executive Officer and Chairman of the Board of Directors, see “— Information about Director Nominees” above.

Gustav G. Remppies, age 51, has served as the President of our company since March 2010 and has served as the Secretary of our company since November 2010, having previously served as its Executive Vice President and Chief Investment Officer from December 2005 until March 2010. Mr. Remppies has also been a managing member of our advisor since January 2006. Mr. Remppies served as the Executive Vice President and Chief Investment Officer of our Former Advisor from December 2005 until November 2010. Mr. Remppies served in various capacities with Grubb & Ellis Company or its affiliates from December 2005 until November 2010, including Executive Vice President of Grubb & Ellis Residential Management, Inc. From 1995 to 2003, Mr. Remppies served as Senior Vice President of Acquisition of Cornerstone, and from 2003 to April 2005, served as Executive Vice President and Chief Investment Officer. As such, he was responsible for all acquisitions, dispositions, financing and development for Cornerstone. During this tenure, Mr. Remppies oversaw the acquisition and development of approximately 23,000 apartment units. In addition, he oversaw the placement of over $500 million in debt, both secured and unsecured, with a variety of lenders. Mr. Remppies received a B.S. degree in Business Administration from the University of Richmond.

B. Mechelle Lafon, age 41, has served as the Chief Financial Officer of our company since June 2011. Ms. Lafon previously served as our controller since December 6, 2010. Prior to joining our company, from 1999 to June 2008, Ms. Lafon worked at UDR, Inc., or UDR, formerly United Dominion Realty Trust, Inc., and from June 2001 to June 2008, she served as UDR’s corporate controller, supervising the corporate accounting, financial reporting and payroll departments. From 1996 to 1999, Ms. Lafon was on the audit staff of Keiter, Stephens, Hurst, Gary & Shreaves, P.C. From 1994 to 1996, she was the senior internal auditor of First Virginia Bank, Inc. Ms. Lafon is a Certified Public Accountant and holds a bachelor’s degree in business administration from James Madison University.

David L. Carneal, age 48, has served as the Executive Vice President and Chief Operating Officer of our company since December 2005. Mr. Carneal has also been a managing member of our advisor since January 2006. Mr. Carneal served as the Executive Vice President and Chief Operating Officer of our Former Advisor from December 2005 until November 2010. Mr. Carneal also served in various capacities within Grubb & Ellis Company or its affiliates from December 2005 until November 2010, including Executive Vice President of Grubb & Ellis Residential Management, Inc. From 1998 to 2003, Mr. Carneal served as Senior Vice President of Operations of Cornerstone, and from 2003 to April 2005, served as Executive Vice President and Chief Operating Officer. Mr. Carneal was responsible for overseeing the property management operations of approximately 23,000 apartment units. Prior to joining Cornerstone, Mr. Carneal held management and development positions with several other multi-family property management companies including Trammell Crow Residential. Mr. Carneal received a B.A. degree in History and Government from the University of Virginia.

CORPORATE GOVERNANCE

Director Attendance at Meetings of the Board of Directors

Our Board of Directors held 16 meetings during the fiscal year ended December 31, 2011. Each of our incumbent directors attended at least 75.0% of the aggregate total number of meetings of our Board of Directors held during the period for which he or she served as a director and of the aggregate total number of meetings held by all committees of our Board of Directors on which he or she served during the periods in which he or she served.

Director Attendance at Annual Meetings of Stockholders

Although we have no policy with regard to attendance by the members of our Board of Directors at our annual meetings, we invite and encourage the members of our Board of Directors to attend our annual meetings to foster communication between stockholders and our Board of Directors. Four of the five members of our Board of Directors at the time attended the 2011 Annual Meeting of Stockholders.

Contacting the Board of Directors

Any stockholder who desires to contact members of our Board of Directors may do so by writing to: Apartment Trust of America, Inc., Board of Directors, 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of our Board of Directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by our Secretary to the Audit Committee for review.

Director Independence

We have a five-member Board of Directors. Our charter provides that a majority of the directors must be “independent directors.” Two of our directors, Stanley J. Olander, Jr. and Andrea R. Biller, are not considered to be independent directors. Our three other directors qualify as “independent directors” as defined in our charter in compliance with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, or the NASAA Guidelines. As defined in our charter, the term “independent director” means a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the sponsor or the advisor by virtue of: (1) ownership of an interest in our sponsor, our advisor or any of their affiliates; (2) employment by our sponsor, our advisor or any of their affiliates; (3) service as an officer or director of our sponsor, our advisor or any of their affiliates; (4) performance of services, other than as a director, for us; (5) service as a director or trustee of more than three REITs organized by our sponsor or advised by our advisor; or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. Each of our independent directors would also qualify as independent under the rules of the New York Stock Exchange and our Audit Committee members would qualify as independent under the New York Stock Exchange’s rules applicable to Audit Committee members. However, our stock is not listed on the New York Stock Exchange.

Board Leadership Structure; Independent Lead Director

Stanley J. Olander, Jr. serves as our Chairman of the Board of Directors and Chief Executive Officer. The independent directors have determined that the most effective leadership structure for our company at the present time is for our Chief Executive Officer to also serve as Chairman of the Board of Directors. The independent directors believe that, because our Chief Executive Officer is ultimately responsible for our day-to-day operations and for executing our strategy, and because our performance is an integral part of the deliberations of our Board of Directors, our Chief Executive Officer is the director best qualified to act as Chairman of the Board. Our Board of Directors retains the authority to modify this structure to best address our unique circumstances, and so advance the best interests of all stockholders, as and when appropriate.

On February 24, 2011, our Board of Directors elected Glenn W. Bunting, Jr. as our lead independent director. The lead independent director acts as a liaison between the independent directors and management and is responsible for working with management and our company’s financial advisors to explore strategic alternatives for our company.

Our Board of Directors also believes, for the reasons set forth below, that its existing corporate governance practices achieve independent oversight and management accountability, which is the goal that many seek to achieve by separating the roles of Chairman of the Board of Directors and Chief Executive Officer. Our corporate governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Code of Ethics. Some of the relevant processes and other corporate governance practices include:

•

A majority of our directors are independent directors. Each director is an equal participant in decisions made by the full Board of Directors. In addition, all matters that relate to our sponsor, our advisor or any of their affiliates must be approved by a majority of our independent directors. The Audit Committee is comprised entirely of independent directors.

•	Each of our directors is elected annually by our stockholders.

Committees of our Board of Directors

We have three standing committees of our Board of Directors, the Audit Committee, the Executive Committee and the Special Committee. From time to time, our Board of Directors may establish other committees it deems appropriate to address specific areas in more depth than may be possible at a full Board of Directors meeting, provided that a majority of the members of each committee are independent directors.

Audit Committee. Our Board of Directors has an Audit Committee, which must be comprised of a minimum of three individuals, a majority of whom are independent directors. Currently, the Audit Committee includes Messrs. Gary, Bunting and Johnson, each of whom is an independent director. Mr. Gary is designated as the Audit Committee financial expert and serves as the Audit Committee chairman. In June 2008, the Audit Committee adopted a charter, which was attached as Appendix A to our proxy statement for the 2011 Annual Meeting of Stockholders. The Audit Committee held 7 meetings during the fiscal year ended December 31, 2011. The Audit Committee:

•	appoints an independent registered public accounting firm;

•	reviews the plans and results of the audit engagement with the independent registered public accounting firm;

•	approves audit and non-audit professional services (including the fees and terms thereof) provided by, and the independence of, the independent registered public accounting firm; and

•	consults with the independent registered public accounting firm regarding the adequacy of our internal controls.

Executive Committee.    Our Board of Directors has an Executive Committee comprised of Mr. Olander, the chairman, and Messrs. Bunting and Gary, two of our independent directors. The Executive Committee has all of the powers of the full Board of Directors, except for those that may not be delegated to a committee as provided under the Maryland General Corporation Law.

Special Committee.    Our Board of Directors has a Special Committee comprised of Messrs. Bunting, Gary, and Johnson, each of whom is an independent director, and Ms. Biller to, among other things, evaluate and review the possible transactions in which certain of our affiliates may have a conflict of interest or otherwise be deemed to be “interested” parties. Mr. Bunting serves as the Special Committee Chairman.

Compensation Committee.    Our Board of Directors believes that it is appropriate for our Board of Directors not to have a standing Compensation Committee based upon the fact that, with the exception of Ms. Lafon whose compensation was negotiated with our Chief Executive Officer and approved by our Board of Directors, our executive officers do not receive compensation directly from us for services rendered to us, and we do not intend to pay compensation directly to our executive officers other than Ms. Lafon. Our non-affiliated directors receive compensation pursuant to the terms of our 2006 Incentive Award Plan, as amended, or our 2006 Plan. Our Board of Directors, including Mr. Olander who is an executive officer of our company, is responsible for reviewing and authorizing the compensation paid to our directors. For a discussion of the compensation we pay our directors, including a discussion of our 2006 Plan, see the section of this proxy statement captioned “Compensation of Directors and Executive Officers.”

Nominating and Corporate Governance Committee.    Our Board of Directors does not have a separate Nominating and Corporate Governance Committee. We believe that our Board of Directors is qualified to perform the functions typically delegated to a Nominating and Corporate Governance Committee and that the formation of a separate committee is not necessary at this time. Instead, our full Board of Directors performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting objectives with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of our Board of Directors, conducting candidate searches and interviews, overseeing and evaluating our Board of Directors and our management, evaluating from time to time the appropriate size and composition of our Board of Directors and recommending, as appropriate, increases, decreases and changes to the composition of our Board of Directors and formally proposing the slate of directors to be elected at each annual meeting of our stockholders.

Director Nominations

Our Board of Directors identifies nominees by first evaluating the current members of our Board of Directors willing to continue in service. Current members of our Board of Directors with skills and experience relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of our Board of Directors does not wish to continue in service or if our Board of Directors decides not to nominate a member for re-election, our Board of Directors will review the desired skills and experience of a new nominee.

Our Board of Directors will consider nominees for our Board of Directors recommended by stockholders. Notice of proposed stockholder nominations for our Board of Directors must be delivered in accordance with the requirements set forth in our bylaws and SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to: Apartment Trust of America, Inc., Board of Directors, 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, Attention: Secretary.

Qualified candidates for membership on our Board of Directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. Our Board of Directors will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of our Board of Directors, and recommend the slate of directors to be nominated for election at the annual meeting of stockholders. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

Board of Directors’ Role in Risk Oversight

Our Board of Directors oversees our stockholders’ and other stakeholders’ interest in the long-term health and the overall success of our company and its financial strength.

Our Board of Directors is actively involved in overseeing risks associated with our business strategies and decisions. It does so, in part, through its approval of all property acquisitions and all assumptions of debt, as well as its oversight of our executive officers and advisor. In particular, our Board of Directors may determine at any time to terminate the advisor, and must evaluate the performance of our advisor, and re-authorize our advisory agreement with our advisor, or our advisory agreement, on an annual basis. Our Board of Directors is also responsible for overseeing risks related to corporate governance and the selection of nominees to our Board of Directors.

In addition, the Audit Committee reviews risks related to our financial reporting. It is the Audit Committee’s practice to meet with our Chief Financial Officer and with representatives from our independent registered public accounting firm on a quarterly basis to discuss and assess the risks related to our internal controls. Material violations of the Code of Ethics and related corporate policies are reported to the Audit Committee and/or, depending on the subject matter and as required, are reported to our Board of Directors, if applicable.

Code of Business Conduct and Ethics

We adopted the Code of Ethics, which contains general guidelines for conducting our business and is designed to help directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Controller and persons performing similar functions and all members of our Board of Directors. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. Stockholders may request a copy of the Code of Ethics, which will be provided without charge, by writing to: Apartment Trust of America, Inc., 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, Attention: Secretary. If, in the future, we amend, modify or waive a provision in the Code of Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website, as necessary.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

With the exception of Ms. Lafon, we have no employees. Except for Ms. Lafon, our executive officers are all employees of our advisor and/or its affiliates, and are compensated by these entities for their services to us. Our day-to-day management is performed by our advisor and its affiliates. We pay our advisor fees and reimburse expenses pursuant to our advisory agreement. With the exception of Ms. Lafon, we have not paid in the past, and currently do not intend to pay in the future, any compensation directly to our executive officers. Therefore, this Compensation Discussion and Analysis relates only to the compensation of Ms. Lafon.

Our compensation programs and policies focus mainly on retaining and attracting employees necessary to operate and grow our business. To date, we have not undertaken a formal study or benchmarking to determine whether compensation paid to our executives is competitive with that of our competitors. Instead, our Chief Executive Officer engaged in one-on-one negotiations with Ms. Lafon at the time of her hire for the purpose of recruiting Ms. Lafon, and the negotiated compensation was approved by our Board of Directors.

We have not entered into an employment agreement with Ms. Lafon, and therefore, Ms. Lafon is an at-will employee. Through one-on-one negotiations with our Chief Executive Officer, as approved by our Board of Directors, Ms. Lafon receives a base salary of $120,000 as our Chief Financial Officer. Prior to becoming our Chief Financial Officer in June 2011, Ms. Lafon was not an officer of the company. Ms. Lafon’s negotiated compensation does not include any provision for cash or equity bonuses or awards, as our Board of Directors has reserved equity grants solely for our independent directors upon their election or re-election to our Board of Directors, as discussed in “Director Compensation” below. Ms. Lafon’s compensation does not include any provisions for payment upon her termination or a change of control of the company, and pension benefits, or any non-qualified deferred compensation.

Although our Board of Directors may engage in the future in a formal study or benchmarking to determine whether the compensation paid to Ms. Lafon is competitive, our Board of Directors currently believes that her compensation is commensurate with her duties and level of experience and complies with the company’s goals of retaining quality personnel to operate and grow the company’s business. Ms. Lafon and her performance and compensation are reviewed on an annual basis by our Chief Executive Officer. As an at-will employee of the company without any provisions for payment upon termination, our Board of Directors believes that Ms. Lafon’s compensation and the company’s method of review of her performance and compensation sufficiently incentivize Ms. Lafon without the need to issue equity grants or tie her compensation to the performance of the company. Our Board of Directors believes that our compensation program is aligned with our business and risk management objectives and does not believe that our compensation program is likely to have a material adverse effect on us.

Summary Compensation Table

The following table provides information regarding the compensation earned in 2011 by Ms. Lafon, the only executive officer who received compensation by the company for services to us. Ms. Lafon was not an executive officer of the prior to June 2011, and no executive officers received compensation by the company prior to 2011.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
B. Mechelle Lafon Chief Financial Officer	2011	$116,500	—	—	—	—	$116,500

Deductibility of Executive Compensation

Our Board of Directors reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals, subject to certain exceptions. We believe that compensation paid is generally fully deductible for federal income tax purposes. However, our Board of Directors may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

Compensation Committee Interlocks and Insider Participation

Other than Mr. Olander, no member of our Board of Directors served as an officer, and no member of our Board of Directors served as an employee, of our company or any of our subsidiaries during the fiscal year ended December 31, 2011. Other than Mr. Olander and Ms. Biller, no member of our Board of Directors formerly served as an officer, of our company. In addition, during the fiscal year ended December 31, 2011, none of our executive officers served as a director or member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Option/SAR Grants in Last Fiscal Year

No option grants were made to officers or directors for the year ended December 31, 2011.

Director Compensation

Pursuant to the terms of our director compensation program, our independent directors receive the following forms of compensation:

•	Annual Retainer. Our independent directors receive an annual retainer of $15,000.

•

Meeting Fees.    Our independent directors receive $1,000 for each Board of Directors meeting, Executive Committee meeting, and Special Committee meeting attended in person or by telephone, $500 for each committee meeting, other than an Executive Committee meeting or Special Committee meeting, attended in person or by telephone, an additional $2,000 to the Audit Committee chairman for each Audit Committee meeting attended in person or by telephone, and an additional $1,000 to the Special Committee chairman for each Special Committee meeting attended in person or by telephone. If a Board of Directors meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting, except to the Audit Committee chairman and the Special Committee chairman.

•

Equity Compensation.    Upon initial election to the Board of Directors, each independent director receives 1,000 shares of restricted common stock, and an additional 1,000 shares of restricted common stock upon his or her subsequent election each year. The shares of restricted common stock vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•

Other Compensation.    We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our Board of Directors. Our independent directors do not receive other benefits from us.

In October 2010, Ms. Biller resigned her position as Secretary of our company and her position as General Counsel of our Former Advisor. Also in October 2010, Ms. Biller transferred her interest in an entity that holds a minority interest in our Former Advisor. As a result of such actions, Ms. Biller is no longer an affiliate of our company, although she is not considered an independent director as such term is defined in our charter. In light of her continued service as a member of our Board of Directors, and in recognition of the fact that Ms. Biller is no longer affiliated with our company, in February 2011, our Chief Executive Officer made a proposal to our Board of Directors that Ms. Biller receive compensation commensurate with that of an independent director, as permitted under the 2006 Plan, effective as of January 1, 2011. The proposal was approved by the Board of Directors, including all of the independent directors, with Ms. Biller abstaining. Our affiliated director, Mr. Olander, does not receive any compensation from us for his service as a member of the Board Of Directors.

The following table sets forth the compensation earned by our directors from us in 2011:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensations Earnings ($)	All Other Compensation ($)	Total ($)
Stanley J. Olander, Jr.(3)	—	—	—	—	—	—	—
Andrea R. Biller	25,500	10,000	—	—	—	—	43,000
Glenn W. Bunting, Jr.	33,000	10,000	—	—	—	—	43,000
Robert A. Gary, IV	45,000	10,000	—	—	—	—	55,000
Richard S. Johnson	32,000	10,000	—	—	—	—	42,000

(1)	Consists of the amounts earned described below:

Director	Role	Basic Annual Retainer ($)	Meeting Fees ($)
Olander	Chairman of the Board	—	—
Biller	Director	7,500	18,000
Bunting	Member, Audit Committee	15,000	18,000
Gary	Member, Audit Committee	15,000	30,000
Johnson	Member, Audit Committee	15,000	17,000

(2)	The amounts in this column represent the aggregate grant date fair value of the awards granted for the year ended December 31, 2011, as determined in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Compensation – Stock Compensation, or ASC Topic 718.

(3)	Mr. Olander is affiliated with our company as Chief Executive Officer.

The following table shows the shares of our restricted common stock awarded to each director during the fiscal year ended December 31, 2011, and the aggregate grant date fair value for each award (computed in accordance with ASC Topic 718):

Director	Grant Date	Number of Shares of Restricted Common Stock	Full Grant Date Fair Value of Award ($)
Olander	—	—	—
Biller	6/28/2011	1,000	10,000
Bunting(1)	6/28/2011	1,000	10,000
Gary(1)	6/28/2011	1,000	10,000
Johnson(1)	6/28/2011	1,000	10,000

(1)	On June 28, 2011, in connection with their re-election, we granted an aggregate of 4,000 shares of restricted common stock to our independent directors and our directors who are not affiliated with our company, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant.

The following table shows the aggregate number of nonvested shares of restricted common stock held by each director as of December 31, 2011:

Director	Number of Nonvested Shares of Restricted Common Stock
Olander(1)	—
Biller	800
Bunting(2)	2,000
Gary(2)	2,000
Johnson(2)	1,800

(1)	Mr. Olander is affiliated with our company as Chief Executive Officer.

(2)	On June 28, 2011, in connection with their re-election, we granted an aggregate of 4,000 shares of restricted common stock to our independent directors and our directors who are not affiliated with our company, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant.

2006 Incentive Award Plan

We adopted our 2006 Plan, pursuant to which our Board of Directors, or a committee of our independent directors, may make grants of options and awards of shares of our restricted common stock, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to our 2006 Plan is 2,000,000, subject to adjustment under specified circumstances.

On each of June 23, 2009 and June 22, 2010, in connection with their re-election, we granted an aggregate of 3,000 shares of restricted common stock to our independent directors under our 2006 Plan, and on June 28, 2011, in connection with their re-election, we granted an aggregate of 4,000 shares of restricted common stock to our independent directors and our directors who are not affiliated with our company under our 2006 Plan, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant. On September 24, 2009, in connection with the resignation of one independent director, W. Brand Inlow,

2,000 shares of restricted common stock were forfeited. On September 24, 2009, in connection with the appointment of an independent director, Richard S. Johnson, we granted 1,000 shares of restricted common stock to the new independent director under our 2006 Plan, which vest over the same period described above.

The fair value of each share of restricted common stock was estimated at the date of grant at $10.00 per share, the per share price of shares in our initial public offering and follow-on offering, and is amortized on a straight-line basis over the vesting period. Shares of restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. Shares of restricted common stock have full voting rights and rights to dividends. For the years ended December 31, 2011, 2010 and 2009, we recognized compensation expense of $30,000, $25,000 and $24,000, respectively, related to the restricted common stock grants ultimately expected to vest, which has been reduced for estimated forfeitures. ASC Topic 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock compensation expense is included in general and administrative in our consolidated statements of operations.

As of December 31, 2011, 2010 and 2009, there was $54,000, $44,000 and $59,000, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested shares of restricted common stock. As of December 31, 2011, this expense was expected to be recognized over a remaining weighted average period of 2.68 years. As of December 31, 2010, this expense was expected to be recognized over a remaining weighted average period of 2.89 years. As of December 31, 2009, this expense was expected to be recognized over a remaining weighted average period of 2.69 years.

As of December 31, 2011, 2010 and 2009, the fair value of the nonvested shares of restricted common stock was $66,000, $54,000 and $48,000, respectively. A summary of the status of the nonvested shares of restricted common stock as of December 31, 2011, 2010 and 2009, and the changes for the years ended December 31, 2011, 2010 and 2009, is presented below:

	Number of Shares of Restricted Common Stock	Weighted Average Grant Date Fair Value
Balance — December 31, 2008	5,400	$10.00
Granted	4,000	$10.00
Vested	(2,600)	$10.00
Forfeited	(2,000)	$10.00
Balance — December 31, 2009	4,800	$10.00
Granted	3,000	$10.00
Vested	(2,400)	$10.00
Forfeited	—	$10.00
Balance — December 31, 2010	5,400	$10.00
Granted	4,000	$10.00
Vested	(2,800)	$10.00
Forfeited	—	$10.00
Expected to vest — December 31, 2011	6,600	$10.00

Amendment and Termination of our 2006 Plan

The Board of Directors may not, without stockholder approval given within 12 months of our Board of Directors’ action, amend our 2006 Plan to increase the number of shares of our common stock that may be issued pursuant to our 2006 Plan.

The Board of Directors may terminate our 2006 Plan at any time. Our 2006 Plan will be in effect until terminated by the Board of Directors. However, in no event may any award be granted pursuant to our 2006 Plan after ten years following our 2006 Plan’s effective date. Except as indicated above, the Board of Directors may modify our 2006 Plan from time to time.

BOARD OF DIRECTORS REPORT

The Board of Directors of the company has reviewed, and discussed with management, the Compensation Discussion and Analysis included above in this proxy statement. Based on such review and discussions, the Board of Directors of the company determined that the Compensation Discussion and Analysis should be included in this proxy statement and, through incorporation by reference from this proxy statement, the company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Submitted by the Board of Directors:

Stanley J. Olander, Jr., Chairman

Andrea R. Biller

Glenn W. Bunting, Jr.

Robert A. Gary, IV

Richard S. Johnson

EQUITY COMPENSATION PLAN INFORMATION

Pursuant to our 2006 Plan, our Board of Directors or a committee of our independent directors may make grants of options, restricted common stock awards, stock purchase rights, stock appreciation rights or other awards to our directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to our 2006 Plan is 2,000,000, subject to adjustment under specified circumstances.

The table below presents the number of shares of our common stock remaining available for issuance under the 2006 Plan as of December 31, 2011:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders(1)	—	—	1,981,800
Equity compensation plans not approved by security holders	—	—	—
Total	—		1,981,800

(1)	On July 19, 2006, we granted an aggregate of 4,000 shares of restricted common stock, as defined in our 2006 Plan, to our independent directors, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant. On each of June 12, 2007, June 25, 2008, June 23, 2009 and June 22, 2010, in connection with their re-election, we granted an aggregate of 3,000 shares of restricted common stock to our independent directors under our 2006 Plan, which will vest over the same period described above. On June 28, 2011, in connection with their re-election, we granted an aggregate of 4,000 shares of restricted common stock to our independent directors and our directors who are not affiliated with our company under our 2006 Plan, which will vest over the same period described above. On September 24, 2009, in connection with the resignation of one independent director, W. Brand Inlow, and the concurrent election of a new independent director, Richard S. Johnson, we granted 1,000 shares of restricted common stock to Mr. Johnson under our 2006 Plan, which will vest over the same period described above. In addition, 800 shares and 2,000 shares of restricted common stock were forfeited in November 2006 and September 2009, respectively. Such outstanding shares of restricted common stock are not shown in the chart above as they are deemed outstanding shares of our common stock; however, such grants reduce the number of securities remaining available for future issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of April 20, 2012, the number of shares of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of our common stock; (2) our directors; (3) our named executive officers; and (4) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 20,013,560 shares of our common stock outstanding as of April 20, 2012. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days. None of the shares listed below have been pledged as security.

Name of Beneficial Owners(1)	Number of Shares of Common Stock Beneficially Owned	Percentage
Stanley J. Olander, Jr.(2)	23,090	*
B. Mechelle Lafon	—	—
Andrea R. Biller	1,000	*
Glenn W. Bunting, Jr.(3)	6,293	*
Robert A. Gary, IV(3)	6,000	*
Richard S. Johnson(2)	3,000	*
All directors and executive officers as a group (8 persons)	39,383	*

*	Represents less than 1.0% of our outstanding common stock.

(1)	The address of each beneficial owner listed is c/o Apartment Trust of America, Inc., 4901 Dickens Road, Suite 101, Richmond, Virginia 23230.

(2)	Shares are owned by ROC REIT Advisors, for which Mr. Olander serves as a managing member. Mr. Olander disclaims beneficial ownership with respect to these shares.

(3)	Includes restricted and unrestricted shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires each director, officer and individual beneficially owning more than 10.0% of a registered security of the company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the company. These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2011, or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2011, except that a Form 4 was not filed timely following a purchase of our common stock in September 2011 by ROC REIT Advisors, for which Stanley J. Olander, Jr., our Chief Executive Officer and Chairman of the Board of Directors, serves as a managing member.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationships Among Our Affiliates

Until December 31, 2010, we were externally advised by Grubb & Ellis Apartment REIT Advisor, LLC, or our Former Advisor, pursuant to an advisory agreement, as amended and restated, or the Grubb & Ellis Advisory Agreement. Our Former Advisor is jointly owned by entities affiliated with Grubb & Ellis Company and ROC

REIT Advisors, LLC, or ROC REIT Advisors, or our advisor. All of our executive officers and our non-independent directors were also executive officers, employees and/or holders of a direct or indirect interest in our Former Advisor or its affiliates.

As of December 31, 2010, Grubb & Ellis Equity Advisors owned a 50.0% managing member interest in our Former Advisor and a 25% indirect non-managing interest in our Former Advisor through Grubb & Ellis Apartment Management, LLC, or Grubb & Ellis Apartment Management. ROC REIT Advisors owned the remaining 25% interest. The members of ROC REIT Advisors are: (1) Stanley J. Olander, Jr., our Chief Executive Officer and Chairman of our Board of Directors; (2) Gustav G. Remppies, our President and Secretary; and (3) David L. Carneal, our Executive Vice President and Chief Operating Officer. Until October 2010, Andrea R. Biller, our former Secretary and a member of our Board of Directors, owned an 18.0% membership interest in Grubb & Ellis Apartment Management.

On November 1, 2010, we received written notice from our Former Advisor stating that it had elected to terminate the Grubb & Ellis Advisory Agreement. Pursuant to the Grubb & Ellis Advisory Agreement, either party was permitted to terminate the agreement upon 60 days’ written notice without cause or penalty. Therefore, the Grubb & Ellis Advisory Agreement terminated on December 31, 2010 and our Former Advisor no longer serves as our company’s advisor. In the aggregate, for the year ended December 31, 2010, we incurred fees and expenses of $9,487,000 payable to our Former Advisor, and our former dealer manager, or their affiliates, as detailed below.

In connection with the termination of the Grubb & Ellis Advisory Agreement, our Former Advisor has notified us that it has elected to defer the redemption of its Incentive Limited Partnership Interest (as such term is defined in the agreement of limited partnership for our company’s operating partnership) until, generally, the earlier to occur of (i) a listing of our shares on a national securities exchange or national market system or (ii) a liquidity event. See “– Liquidity Stage” below for a further discussion of the incentive distributions that could become payable to our Former Advisor in connection with its Incentive Limited Partnership Interest.

In connection with the merger of NNN Realty Advisors, Inc., or NNN Realty Advisors, with Grubb & Ellis Company in July 2007, Grubb & Ellis Company indirectly acquired 100% of the membership interests of ROC Realty Advisors, LLC, which was jointly owned by Messrs. Olander, Remppies and Carneal. In consideration for the membership interests, Messrs. Olander, Remppies and Carneal received in the aggregate (1) 400,000 restricted shares of common stock of NNN Realty Advisors, which converted into shares of common stock of Grubb & Ellis Company; (2) a $1.7 million cash payment; and (3) an additional cash payment of $1.0 million that was paid in equal installments on the first business day flowing January 1 of 2008, 2009 and 2010. Messrs. Olander, Remppies and Carneal, and Ms. Biller each own less than 1% of the outstanding shares of common stock of Grubb & Ellis Company, our former sponsor. Mr. Olander and Ms. Biller served as executive officers of Grubb & Ellis Company until November 2010 and October 2010, respectively.

Fees and Expenses Paid to Affiliates

Advisory Agreement

On February 25, 2011, we entered into an advisory agreement among us, our operating partnership and ROC REIT Advisors, referred to herein as our advisor. This advisory agreement was amended and restated on November 4, 2011, and on March 29, 2012, our Board of Directors approved a new advisory agreement, or the advisory agreement, with the same terms as, and effective as of the original expiration date of, the February 25, 2011 agreement, replacing the November 4, 2011 agreement. Our advisor is affiliated with us in that ROC REIT Advisors is owned by our executive officers, Messrs. Olander, Carneal and Remppies. The advisory agreement has a one-year term and may be renewed for an unlimited number of successive one-year terms. The advisory agreement may be terminated by either our advisor or us upon 60 days’ written notice without cause and without penalty.

Pursuant to the terms of the advisory agreement, our advisor is entitled to receive certain fees for services performed. As compensation for services rendered in connection with the investigation, selection and acquisition of investments, we will pay the advisor an acquisition fee that will not exceed (A) 1.0% of the contract purchase price of properties, or (B) 1.0% of the origination price or purchase price of real estate-related securities and real estate assets other than properties; in each of the foregoing cases along with reimbursement of acquisition expenses. However, the total of all acquisition fees and acquisition expenses payable with respect to any real estate assets or real estate-related securities cannot exceed 6.0% of the contract purchase price of such real estate assets or real estate-related securities, or in the case of a loan, 6.0% of the funds advanced, unless fees in excess of such amount are approved by a majority of our directors not interested in such transaction, including a majority of our independent directors. Furthermore, in connection with a sale of a property in which our advisor or its affiliates provide a substantial amount of services, we will pay our advisor or its affiliates a property disposition fee equal to the lesser of (i) 1.75% of the contract sales price of such real estate asset and (ii) one-half of a competitive real estate commission. However, the total real estate commissions we pay to all persons with respect to the sale of such property may not exceed the lesser of 6.0% of the contract sales price or a competitive real estate commission. For the year ended December 31, 2011, we did not pay any such fees.

As compensation for services rendered in connection with the management of our assets, we will pay a monthly asset management fee to the advisor equal to one-twelfth of 0.30% of our company’s average invested assets as of the last day of the immediately preceding quarter; the asset management fee shall be payable monthly in arrears by our company in cash equal to 0.25% of our company’s average invested assets and in our company’s shares of common stock equal to 0.05% of our company’s average invested assets. For the year ended December 31, 2011, we incurred $944,000 in asset management fees to our advisor which is included in general and administrative expense in our consolidated statements of operations. Included in asset management fees to our advisor are 15,741 shares of common stock valued at $9.00 per share, which represents the price per share in our follow-on offering price less selling commissions and dealer manager fees, that were issued to our advisor for its services as of December 31, 2011.

Upon the listing of our shares of common stock on a national securities exchange, the advisor is entitled to a subordinated performance fee equal to 15.0% of the amount by which the market value of the shares of our common stock plus distributions paid by us prior to the listing exceeds (i) a cumulative, non-compounded return equal to 8.0% per annum on our invested capital and (ii) our invested capital. Upon the sale of a real estate asset, we will pay the advisor a subordinated performance fee equal to 15.0% of the net proceeds from such sale remaining after our stockholders have received distributions such that the owners of all outstanding shares have received distributions in an aggregate amount equal to the sum of, as of such point in time (i) a cumulative, non-compounded return equal to 8.0% per annum on our invested capital and (ii) our invested capital. Upon termination of the advisory agreement, unless we terminated the advisory agreement because of a material breach by our advisor, or unless such termination occurs upon a change of control, as defined in the advisory agreement, our advisor is entitled to receive a subordinated performance fee equal to 15.0% of the amount by which the appraised value of our real estate assets and real estate-related securities on the date of termination of the advisory agreement, less the amount of all indebtedness secured by our real estate assets and real estate-related securities, plus the total distributions paid to our stockholders, exceeds (i) a cumulative, non-compounded return equal to 8.0% per annum on our invested capital plus (ii) our invested capital. Notwithstanding the foregoing, if termination of the advisory agreement occurs upon a change of control, our advisor is entitled to payment of a subordinated performance fee equal to 15.0% of the amount by which the value of our real estate assets and real estate-related securities on the date of termination of the advisory agreement as determined in good faith by the Board of Directors, including a majority of the independent directors, less the amount of all indebtedness secured by our real estate assets and real estate-related securities, plus the total distributions paid to our stockholders, exceeds (i) a cumulative, non-compounded return equal to 8.0% per annum on our invested capital plus (ii) our invested capital. In addition, in the event of the origination or refinancing of any debt financing by us, including the assumption of existing debt, that is used to acquire real estate assets or originate or acquire real estate-related securities or is assumed in connection with the acquisition of real estate assets or the origination or acquisition of real estate-related securities, and if our advisor provides a substantial amount of services in connection therewith, we will pay our advisor a financing coordination fee equal to 1.0% of the amount available to us and/or outstanding under such debt financing; provided, however, that we will not pay our advisor a financing coordination fee in connection with any indebtedness assumed in connection with the acquisition of a real estate asset or real estate-related securities if our advisor has been paid an acquisition fee in respect of such indebtedness because such indebtedness is included in the contract purchase price of the real estate asset or real estate-related securities, or otherwise, and provided further that we will not pay our advisor a financing coordination fee in connection with the refinancing of any loan secured by any particular real estate asset or real estate-related security that was previously subject to a refinancing in which our advisor received a financing coordination fee. For the year ended December 31, 2011, we did not incur any such fees.

In addition to the compensation paid to our advisor, we will pay directly or reimburse the advisor for all the expenses our advisor pays or incurs in connection with the services provided to us. However, we will not reimburse our advisor at the end of any fiscal quarter in which total operating expenses incurred by it for the four consecutive fiscal quarters then ended exceed the greater of 2.0% of our average invested assets or 25.0% of our net income for such year, unless our independent directors determine such excess expenses are justified.

Accounts Payable Due to Affiliates, Net

As of December 31, 2011, we had an account payable to our advisor of $15,000 in connection with the portion of the asset management fee payable in shares of our common stock for services rendered by our advisor in December 2011.

Unsecured Note Payables to Affiliate

For the year ended December 31, 2011, we incurred $30,000 in interest expense to NNN Realty Advisors, which is a wholly-owned subsidiary of our former sponsor, Grubb & Ellis Company. The original promissory note was with NNN Realty Advisors. On February 2, 2011, NNN Realty Advisors sold an amended and restated consolidated unsecured promissory note to G&E Apartment Lender, LLC, a party unaffiliated with us, for a purchase price of $6,200,000, with the principal outstanding balance remaining at $7,750,000. That amount remained outstanding as of December 31, 2011 and was the largest aggregate amount of principal outstanding to an affiliate during the year ended December 31, 2011. The material terms of the amended and restated consolidated unsecured promissory note decreased the principal amount outstanding to $7,750,000 due to our pay down of the principal balance, extended the maturity date from January 1, 2011 to July 17, 2012, and fixed the interest rate at 4.50% per annum and the default interest rate at 6.50% per annum. On March 21, 2012, we entered into the second amended and restated consolidated unsecured promissory note with G&E Apartment Lender, LLC. The second amended and restated consolidated unsecured promissory note grants us the right to purchase one option to extend the maturity date of the note. If we purchase the option to extend the maturity date of the note, we have the option to extend the maturity date of the note for a period of six months, from July 17, 2012 to January 17, 2013.

Because the initial loan was a related party loan, the terms of the unsecured loan including any extensions or consolidation thereof, were approved by our Board of Directors, including a majority of our independent directors, and were deemed fair, competitive and commercially reasonable by our Board of Directors.

NNN/Mission Residential Holdings, LLC

On December 31, 2010, we, through ATA-Mission, LLC, a wholly-owned subsidiary of our operating partnership, acquired a 50% ownership interest in NNN/Mission Residential Holdings, LLC, or NNN/MR Holdings, which serves as a holding company for the master tenants of four multi-family apartment properties located in Plano and Garland, Texas and Charlotte, North Carolina, with an aggregate of 1,066 units. The primary assets of NNN/MR Holdings consist of four master leases through which the master tenants operate the four multi-family apartment properties. NNN/MR Holdings does not own any fee interest in real estate or any other fixed assets. We were not previously affiliated with NNN/MR Holdings. We acquired the 50% ownership interest in NNN/MR Holdings from Grubb & Ellis Realty Investors, LLC, an affiliate of our Former Advisor. We paid Grubb & Ellis Realty Investors, LLC $50,000 in cash as consideration for the 50% ownership interest in NNN/MR Holdings. We also assumed the obligation to fund up to $1,000,000 in capital to the four master tenants by NNN/MR Holdings. The four multi-family apartment properties are managed by our subsidiary, ATA Property Management, LLC.

On June 17, 2011, we, through ATA-Mission, LLC, acquired the remaining 50% ownership interest in NNN/MR Holdings from Mission Residential, LLC for $200,000. We are not affiliated with Mission Residential, LLC. As of December 31, 2011, we owned an indirect 100% interest in NNN/MR Holdings and each of its subsidiaries and managed the four properties leased by such subsidiaries. We also are responsible for funding up to $2,000,000 in capital to the four master tenants by NNN/MR Holdings. As of December 31, 2011, $1,637,000 of this amount was funded and $363,000 remains available to draw.

Lease for Principal Executive Offices

On November 19, 2010, our advisor entered into a lease for our principal executive offices with The Wilton Companies, Inc. The president of The Wilton Companies, Inc. is Richard S. Johnson who is an independent director of our company. The lease has a term of three years at a monthly rental of $4,744, for an aggregate rental amount of approximately $170,000 over the term of the lease. Our advisor uses proceeds from the advisory fee it receives from us to make payments under the lease. We do not reimburse our advisor for any such payments.

Certain Conflict Resolution Restrictions and Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter and our advisory agreement contain restrictions and conflict resolution procedures relating to: (1) transactions we enter into with our advisor, our directors or their respective affiliates; (2) certain future offerings; and (3) allocation of properties among affiliated entities. These restrictions and procedures include, among others, the following:

•

Except as otherwise described in our prospectus for our follow-on offering, we do not accept goods or services from our advisor or its affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transactions, approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•

We do not purchase or lease any asset (including any property) in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to our advisor, such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease assets to our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us, which determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

•

We do not make any loans to our advisor, any of our directors or any of their respective affiliates except loans, if any, to our wholly owned subsidiaries. In addition, any loans made to us by our advisor, our directors or any of their respective affiliates must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•

Our advisor and its affiliates are entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or on behalf of joint ventures in which we are a joint venture partner, subject to the limitation that our advisor and its affiliates are not entitled to reimbursement of operating expenses, generally, to the extent that they exceed the greater of 2.0% of our average invested assets or 25.0% of our net income.

•

Our advisory agreement provides that our advisor is obligated to provide us with the first opportunity to purchase any Class A income producing multi-family property that satisfies our investment objectives placed under contract by our advisor or its affiliates. If our Board of Directors does not affirmatively authorize us to make such purchase within seven days of being offered such property, then our advisor may offer the investment opportunity to any other person or entity.

PROPOSAL NO. 2 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010, or the Dodd-Frank Act, our stockholders are entitled to vote at the annual meeting to approve our named executive officer compensation, as disclosed in this proxy statement. Pursuant to the Dodd-Frank Act, the stockholder vote on named executive officer compensation is an advisory vote only, and it is not binding on us or our Board of Directors.

The Board of Directors believes that its executive compensation program serves the best interests of the company’s stockholders by attracting and retaining talented, capable individuals. Please refer to the “Compensation Discussion and Analysis” section of this proxy statement for a discussion of the compensation of the company’s named executive officers.

We are asking for stockholder approval of the named executive officer compensation as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall named executive officer compensation and the policies and practices described in this proxy statement.

Our Board of Directors values and encourages constructive dialogue on executive compensation and other important governance topics with our stockholders, to whom it is ultimately accountable. Although the resolution is advisory and therefore not binding on us and our Board of Directors, our Board of Directors will carefully consider the outcome of the vote. To the extent there are a significant number of negative votes on this resolution, we would expect to initiate procedures to better understand the concerns that influenced the resolution. Our Board of Directors will consider constructive feedback obtained through this process in making future decisions about named executive officer compensation programs.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Apartment Trust of America, Inc. approve, on a non-binding advisory basis, the named executive officer compensation as disclosed pursuant to Item 402 of Regulation S-K in the company’s proxy statement for the 2012 Annual Meeting of Stockholders.”

The Board of Directors recommends an advisory vote FOR the approval of the named executive officer compensation as disclosed in this Proxy Statement.

PROPOSAL NO. 3 — ADVISORY VOTE ON FREQUENCY OF STOCKHOLDER ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION

Under the Dodd-Frank Act, our stockholders are entitled to vote at the annual meeting regarding the frequency of the stockholder vote to approve the named executive officer compensation (as described in Proposal No. 2 above). Pursuant to the Dodd-Frank Act, the stockholder vote on the frequency of the stockholder vote to approve named executive officer compensation is an advisory vote only, and it is not binding on us or our Board of Directors.

The resolution by the stockholders on frequency is distinct from the resolution regarding our named executive officer compensation. This proposal deals with the issue of how often the resolution our named executive officer compensation should be presented to our stockholders and, in this regard, we are soliciting your advice as to whether the resolution on named executive officer compensation should be presented in proxy statements for the annual meeting every year, every two years or every three years. You may also abstain from making a choice.

The Board of Directors believes that a vote to approve the named executive officer compensation every three years is most appropriate for the company because a three-year period is more closely aligned with the long-term view that the Board of Directors takes with respect to the more significant components of named executive officer compensation.

Like the advisory vote on named executive officer compensation, the advisory vote on the frequency of the stockholder vote to approve the named executive officer compensation is non-binding on us or our Board of Directors. Therefore, there is no “required vote” that would constitute approval. Our Board of Directors will carefully consider the outcome of the vote when making its decision regarding the frequency of future advisory votes on named executive officer compensation. However, because this vote is advisory and not binding, our Board of Directors may decide that it is in the best interests of us and our stockholders to hold future advisory votes on named executive officer compensation more or less frequently than the alternative that has been selected by our stockholders.

The Board of Directors recommends that an advisory vote to approve, on an advisory basis,

named executive officer compensation be held “EVERY THREE YEARS.”

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM;

AUDIT AND NON-AUDIT FEES

Our Audit Committee has appointed Ernst & Young, LLP, or Ernst & Young, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Ernst & Young has served as our independent registered public accounting firm since June 15, 2011 and audited our consolidated financial statements for the year ended December 31, 2011. Deloitte & Touche, LLP, or Deloitte & Touche, had served as our independent registered public accounting firm from January 6, 2006 until June 15, 2011 and audited our consolidated financial statements for the years ended December 31, 2010, 2009, 2008 and 2007, and for the period from January 10, 2006 (Date of Inception) through December 31, 2006.

On June 15, 2011, we notified Deloitte & Touche that it was being dismissed as our registered public accounting firm, effective immediately. The decision to dismiss Deloitte & Touche was approved by our Audit Committee.

The reports of Deloitte & Touche on our financial statements for the years ended December 31, 2010 and 2009 contained no adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2010 and 2009, and the subsequent interim period through June 15, 2011, there have been no (i) disagreements between us and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports, or (ii) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, we provided Deloitte & Touche with a copy of the disclosure we are making in this proxy statement prior to the time this proxy statement was filed with the SEC.

On June 15, 2011, our Audit Committee approved the engagement of Ernst & Young as our independent registered public accounting firm. During the two most recent fiscal years ended December 31, 2009 and 2010, and through June 15, 2011, neither us nor anyone on our behalf consulted with Ernst & Young regarding (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on our financial statements; or (3) any matter that was either the subject of a disagreement or event identified in response to Item 304(a)(1) of Regulation S-K (there being none).

The following table lists the fees for services billed by our independent registered public accounting firm for 2011 and 2010:

Services	2011	2010
Audit fees(1)	$238,400	$276,000
Audit-related fees(2)	—	—
Tax fees(3)	57,400	34,000
All other fees(4)	—	12,000

Total	$295,800	$322,000

(1)	Audit fees billed in 2011 and 2010 related to the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and statutory and regulatory audits, consents and other services related to filings with the SEC, including filings related to our follow-on offering. These amounts include fees paid by Grubb & Ellis Company and its affiliates for costs in connection with our follow-on offering, and to the extent cumulative other organizational and offering expenses exceed 1.0% of the gross proceeds of our follow-on offering, these amounts are not included within our consolidated financial statements.

(2)	Audit-related fees relate to financial accounting and reporting consultations.

(3)	Tax fees relate to tax compliance and tax planning and advice.

(4)	All other fees relate to fees for other permissible work performed that does not meet the above-described categories, including assistance with internal audit plans and risk assessment.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(b) of the Exchange Act and the rules and regulations of the SEC.

All services rendered by Ernst & Young and Deloitte & Touche for the year ended December 31, 2011 were pre-approved in accordance with the policies and procedures described above.

Auditor Independence

The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining our independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The role of the Audit Committee is to oversee our financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

In this context, the Audit Committee has reviewed and discussed our audited financial statements as of and for the year ended December 31, 2011 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Professional Standards, as amended, as adopted by the Public Accounting Oversight Board (United States), or PCAOB. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed with the independent registered public accounting firm its independence within the meaning of the rules and standards of the PCAOB and the securities laws and regulations administered by the SEC. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of tax preparation, tax consulting services and other non-audit services to us is compatible with maintaining the independent registered public accounting firm’s independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 30, 2012.

Audit Committee:

Robert A. Gary, IV, Chairman

Glenn W. Bunting, Jr.

Richard S. Johnson

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 31, 2011 is being mailed to stockholders on or about April 27, 2012. Our Annual Report on Form 10-K is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material.

PROPOSALS FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

Under SEC regulations, any stockholder desiring to submit a proposal for inclusion in proxy solicitation material for the 2013 Annual Meeting of Stockholders must cause such proposal to be received at our principal executive offices located at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, Attention: Secretary, no later than December 28, 2012, in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Stockholders also must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. If a stockholder wishes to present a proposal at our 2013 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2013 proxy materials, our bylaws currently require that the stockholder give advance written notice to our Secretary at our offices no earlier than November 28, 2012 and no later than December 28, 2012. Stockholders are advised to review our bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations. We presently anticipate holding the 2013 Annual Meeting of Stockholders in June 2013.

OTHER MATTERS

Mailing of Materials; Other Business

On or about April 27, 2012, we will mail a proxy card together with this proxy statement to all stockholders of record at the close of business on April 20, 2012. The only business to come before the annual meeting of which management is aware of is set forth in this proxy statement. If any other business does properly come before the annual meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

It is important that proxies be returned promptly. Therefore, stockholders are urged to sign, date and return the accompanying proxy card in the accompanying return envelope or by fax to 1-781-633-4306 or by telephone by dialing toll-free 1-866-977-7699 or by the Internet at www.eproxy.com/ata.

	PO Box 55046 Boston MA 02205-9932	Your Vote is Important!

Vote by Internet
Please go to the electronic voting site at www.eproxy.com/ata. Follow the on-line instructions. If you vote by Internet, you do not have to return your proxy card.
Vote by Phone
Please call us toll free at 1-866-977-7699 and follow the instructions provided. If you vote by telephone, you do not have to return your proxy card.
Vote by Mail or Fax
Mark, date and sign this proxy card and mail promptly in the postage-paid envelope or fax your vote to 1-781-633-4036.

If Voting by Mail Remember to sign and date the form below. Please ensure the address to the right shows through the window of the enclosed postage-paid return envelope.

APARTMENT TRUST OF AMERICA, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 26, 2012

INVESTOR PROXY CARD

Solicited by the Board of Directors

The undersigned stockholder of Apartment Trust of America, Inc., a Maryland corporation, hereby appoints Stanley J. Olander, Jr. and Gustav G. Remppies, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2012 Annual Meeting of Stockholders of Apartment Trust of America, Inc. to be held on June 26, 2012 at 10:00 a.m. local time, at the company’s offices located at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present, and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Board of Directors of Apartment Trust of America, Inc. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2012 Annual Meeting of Stockholders, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies.

All votes by Internet or telephone must be received no later than 11:59 p.m., Eastern Daylight Time, on June 25, 2012 to be included in the voting results, and all votes by mail or fax must be received no later than 10:00 a.m., Eastern Daylight Time, on June 26, 2012 to be included in the voting results.

When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the company is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Owner signature here	Date

Co-Owner signature here	Date

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 26, 2012.

The proxy statement and annual report to stockholders are available at www.eproxy.com/ata.

You may obtain directions to attend the 2012 Annual Meeting of Stockholders of Apartment

Trust of America, Inc. by calling 1-804-237-1335

PLEASE AUTHORIZE YOUR PROXY TODAY!

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES NAMED IN ITEM 1, “FOR” THE ADVISORY VOTE TO APPROVE THE NAMED EXECUTIVE OFFICER COMPENSATION IN ITEM 2, AND TO RECOMMEND THAT AN ADVISORY VOTE TO APPROVE, ON AN ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION BE HELD “EVERY THREE YEARS” IN ITEM 3.

			FOR ALL	WITHHOLD ALL		FOR ALL EXCEPT*

1.	For the election of the five nominees named below to serve as Directors until the Annual Meeting of Stockholders of Apartment Trust of America, Inc. to be held in the year 2013 and until his or her successor is duly elected and qualifies.		☐	☐		☐
* To withhold authority to vote for any individual nominee(s) write the number(s) of the nominee(s) in the box below
01.	Stanley J. Olander, Jr.	02. Andrea R. Biller 03. Glenn W. Bunting, Jr.

04.	Robert A. Gary, IV	05. Richard S. Johnson

			FOR	AGAINST		ABSTAIN

2.	To approve, on a non-binding advisory basis, the named executive officer compensation as disclosed in the proxy statement for the 2012 Annual Meeting of Stockholders.		☐	☐		☐

			EVERY THREE YEARS	EVERY TWO YEARS	EVERY YEAR	ABSTAIN

3.	To recommend, on a non-binding advisory basis, the frequency with which the company’s stockholders would like to cast a non-binding advisory vote on the company’s named executive officer compensation.		☐	☐	☐	☐

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD TODAY.